Exhibit 99.1

METHODE ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE GRAKON

Acquisition Will Diversify Into Commercial Vehicles Markets and Expand Lighting and Electric Vehicle Offerings

Chicago, IL - August 20, 2018 - Methode Electronics, Inc. (NYSE:MEI) (“Methode” or “we”), a global developer of custom engineered and application-specific products and solutions, announced that it has entered into a definitive agreement to acquire Grakon Parent, Inc. (“Grakon”), a global leader in the design, development and manufacture of advanced lighting systems, controls and components for premier OEM manufacturers in the heavy truck, bus, rail, electric vehicle and power sports markets. For the trailing 12 months as of July 31, 2018, Grakon’s revenue was approximately $159 million and EBITDA was approximately $41 million.

Excluding pre-tax costs related to the transaction, Methode expects the acquisition to be accretive to earnings, inclusive of estimated amortization and interest expense of $15 million to $20 million, in its current fiscal year ending April 27, 2019. Methode expects to fund the total consideration of approximately $420 million with a combination of cash on hand and committed debt financing. Methode intends to utilize approximately $140 million of cash on hand and has entered into a debt commitment agreement with certain lenders, pursuant to which the lenders have committed to make available to Methode at closing a $250 million term loan facility and a $200 million revolving credit facility, which will replace Methode’s existing revolving credit facility. The transaction is not subject to a financing condition.

Grakon has provided customized lighting solutions to the transportation industry for over 40 years. The company’s expertise and innovative designs have led to a preferred supplier status among its OEM customers in Asia, Australia, Europe, and the Americas. Grakon delivers interior lighting expertise, as well as exterior lighting systems that enhance vehicle styling, improve safety and eliminate equipment downtime. The company’s top 10 commercial vehicle customers have an average tenure of over 19 years, with its newest customer being Tesla. With three facilities in North America, two in Europe and two in Asia, Grakon has over 1,200 employees, including over 100 engineers.

Methode’s President and Chief Executive Officer, Donald W. Duda, said, “Grakon will enhance our product line, diversify our business mix into new end-markets and allow us to serve a broadly expanded universe of customers. The company has developed an extensive array of lighting and electronic controls uniquely engineered for diverse and growing transportation applications. Grakon’s solutions align with global trends including increasing LED adoption and advanced driver assistance, while providing differentiation and critical functionality. This transaction furthers our objective of pursuing strategic acquisitions where we can leverage our core competencies and provide an attractive value proposition for our shareholders.”

Methode anticipates pre-tax acquisition and related costs in the range of $23 million to $26 million, which include financing, legal, insurance, due diligence, environmental and financial advisory expenses and the impact of performance-based stock award amortization. Methode expects to update its Fiscal 2019 guidance to include the acquisition of Grakon when the third-party valuation is finalized, a further analysis of projected income is complete and transaction costs are settled.

Methode Electronics, Inc. Announces Definitive Agreement to Acquire FLASH

The acquisition is subject to customary closing conditions, including expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The transaction is expected to be completed in September 2018.

Foros acted as financial advisor to Methode. Wachtell, Lipton, Rosen & Katz served as Methode’s outside legal counsel.

Baird acted as financial advisor to Grakon. Kirkland & Ellis LLP served as Grakon’s outside legal counsel.

Conference Call and Slide Presentation Information
Methode will conduct a conference call and Webcast with a slide presentation on Tuesday, August 21 to discuss this transaction, to be led by Mr. Duda and Methode’s Chief Financial Officer, Ron Tsoumas, at 10:00 a.m. Central Daylight Time. To participate in the conference call, please dial (877) 407-9210 (domestic) or (201) 689-8049 (international) at least five minutes prior to the start of the event. A simultaneous Webcast can be accessed through Methode’s Web site, www.methode.com, by selecting the Investor Relations page, and then clicking on the “Webcast” icon. A replay of the conference call will be available shortly after the call through August 28, 2018, by dialing (877) 481-4010 and providing Conference ID number 37298. On the Internet, a replay will be available for seven days through Methode’s Web site, www.methode.com, by selecting the Investor Relations page and then clicking on the “Webcast” icon.

About Methode
Methode (NYSE:MEI) is a global developer of custom engineered and application specific products and solutions with manufacturing, design and testing facilities in Belgium, Canada, China, Egypt, Germany, India, Italy, Lebanon, Malta, Mexico, Singapore, Switzerland, the United Kingdom and the United States. We design, manufacture and market devices employing electrical, electronic, wireless, safety radio remote control, sensing and optical technologies to control and convey signals through sensors, interconnections and controls. Our business is managed on a segment basis, with those segments being Automotive, Interface, Power Products and Other. Our components are in the primary end markets of the automobile, computer, information processing and networking equipment, voice and data communication systems, consumer electronics, appliances, aerospace vehicles and industrial equipment industries. Further information can be found on Methode's website www.methode.com.

Forward-Looking Statements
This press release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are subject to the safe harbor protection provided under the securities laws. Methode undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in Methode's expectations on a quarterly basis or otherwise. The forward-looking statements in this press release involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in Methode's filings with the Securities and Exchange Commission, such as our annual and quarterly reports. Such factors may include, without limitation, the following: (1) dependence on a small number of large customers, including two large automotive customers; (2) dependence on the automotive, appliance, computer and communications industries; (3) investment in programs prior to the recognition of revenue; (4) timing, quality and cost of new program launches; (5) ability to withstand price pressure, including pricing reductions; (6) currency fluctuations;  (7) customary risks related to conducting global operations;  (8) ability to successfully market and sell Dabir Surfaces; (9) dependence on our supply chain; (10) income tax rate fluctuations; (11) dependence on the availability and price of raw materials; (12) fluctuations in our gross margins; (13) ability to

Methode Electronics, Inc. Announces Definitive Agreement to Acquire FLASH

withstand business interruptions; (14) ability to keep pace with rapid technological changes; (15) breach of our information technology systems; (16) ability to avoid design or manufacturing defects; (17) ability to compete effectively; (18) ability to protect our intellectual property; (19) successfully benefit from acquisitions and divestitures; (20) recognition of goodwill impairment charges; (21) significant adjustments to expense based on the probability of meeting certain performance levels in our long-term incentive plan; (22) success of Pacific Insight and Procoplast and/or our ability to implement and profit from new applications of the acquired technology; (23) costs and expenses due to regulations regarding conflict minerals; (24) the risk that the acquisition may not be consummated within the expected time period or at all; (25) the acquisition may involve unexpected costs, liabilities or delays; (26) we may be unable to achieve expected synergies and operating efficiencies from the acquisition within the expected time frames or at all; (27) the integration of Grakon into our business may be more difficult, time consuming or costly than expected; (28) revenues, margins and cash flow following the acquisition may be lower than expected; (29) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the acquisition; and (30) uncertainties surrounding the acquisition.

Contacts for Methode:
Kristine Walczak
Vice President, Corporate Communications
kwalczak@methode.com

Steve Carr
Dresner Corporate Services
312-780-7211
scarr@dresnerco.com